Exhibit 10.1

2021 Promissory Note

Dated as of June 15, 2021

Investor:

Greg Rankich

1401 Chuckanut Crest Drive

Bellingham, WA 98229

Re:	Note Purchase Agreement

Investor:

TraQiQ, Inc., a California corporation (the “Company”) having an address of 14205 SE 36th Street, Suite 100, Bellevue, WA 98006, agrees with you, as the purchaser hereunder (the “Investor”), as follows:

1.	AUTHORIZATION OF NOTE.

The Company has authorized the issue and sale to the Investor of the Company’s 2021 Promissory Note in the principal amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00) (the “Note”, such term to include any other promissory note or notes issued in exchange or substitution therefore), in the form attached hereto as Exhibit A and made a part hereof. The Note shall be included with this document. Certain capitalized terms used in this Note Purchase Agreement (this “Agreement”) are defined in Section 6 hereof.

2.	SALE AND PURCHASE OF NOTE; CLOSING; COMMITMENT FEE SHARES.

2.1.	Sale and Purchase of Note; Purchase Price.

Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell the Note to the Investor, and the Investor agrees to purchase the Note from the Company, for an aggregate purchase price of Four Hundred Thousand and 00/100 Dollars ($400,000.00) (the “Purchase Price”), issuable in one (1) tranche at Closing.

2.2.	Closing.

Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) will occur remotely either by electronic mail, facsimile, or U.S. mail with the execution and delivery of this Agreement or on such other business day thereafter on or prior to the third business day after the date of this Agreement as may be agreed upon by the Company and the Investor. (The date and time at which the Closing actually occurs are herein called the “Closing Date”.) At the Closing:

(i) The Company will issue and deliver the Note to the Investor, in the form of a single Note registered in the name of the Investor.

TraQiQ, Inc. 14205 S.E. 36th Street, Suite 100, Bellevue, WA 98006 http://www.TraqIQ.com, info@TraQiQ.com, (425)818-0560

(ii) The Investor will deliver the Purchase Price to the Company, by wire transfer of immediately available funds to an account of the Company to be designated to the Investor prior to the Closing.

(iii) The Company and the Investor will deliver to each other such other documents, certificates, instruments and writings required to be delivered pursuant to Section 3 hereof or otherwise required pursuant to this Agreement.

2.3.	Commitment Fee Shares.

(a) Commitment Fee Shares. The Company shall pay to Investor, as a commitment fee, Three Hundred Thousand and 00/100 United States Dollars (US$300,000.00) (the “Commitment Fee”) by issuing to Investor 300,000 shares of the Company’s common stock at a price per share of $1.00 (the “Commitment Fee Shares”) and in addition, upon closing. The Company shall instruct its transfer agent (the “Transfer Agent”) to issue a certificate or book entry statement representing the Commitment Fee Shares issuable to the Investor immediately upon the Company’s execution of this Agreement and shall cause its Transfer Agent to deliver such certificates or book entry statements to Investor. The Investor shall never be in possession of an amount of common stock greater than 4.99% of the issued and outstanding common stock of the Company provided, however that this ownership restriction described in this Section may be waived by Investor, in whole or in part, upon 61 days’ prior written notice. The Commitment Fee Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Company’s common stock. The Commitment Fee Shares shall be deemed fully earned as of the Effective Date, regardless of the amount or number of Loans made hereunder.

(b) Redemption. In the event that the Note has been repaid in full (including accrued and unpaid interest) on or prior to the Maturity Date (without extension), the Company shall have the right to redeem 150,000 of the Commitment Fee Shares (as adjusted for stock splits, stock dividends or similar events) which were originally issued (the “Redeemable Commitment Fee Shares”) for an amount payable by the Company to the Investor in cash of an aggregate of one an 00/100 dollar ($1.00). Upon Investor’s receipt of such cash payment in accordance with the immediately preceding sentence, the Redeemable Commitment Fee Shares shall be immediately redeemed without any further action on the part of the Company or the Investor.

(c) Leak-Out. For a period beginning on the date hereof and ending on the date that is one year thereafter, the Investor agrees that on any trading day it shall not offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, or pledge, encumber, assign, borrow or otherwise dispose of, any Commitment Fee Shares in an aggregate amount in excess of 5% of the trading volume of the common stock for the preceding trading day.

TraQiQ, Inc. 14205 S.E. 36th Street, Suite 100, Bellevue, WA 98006 http://www.TraqIQ.com, info@TraQiQ.com, (425)818-0560

(d) Legends. The Investor understands that the Note and and the Commitment Fee Shares have not been registered under the 1933 Act and may be sold only pursuant to Rule 144 or Regulation S or other applicable exemption, the Commitment Fee Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (ACCEPTBALE TO THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT OR OTHER APPLICABLE EXEMPTION.”

3.	CONDITIONS TO CLOSING.

The Investor’s obligations to purchase the Note and pay the Purchase Price at the Closing are subject to the fulfillment to the Investor’s satisfaction, at or prior to the Closing Date, of the following conditions:

3.1.	Compliance.

The representations and warranties of the Company in this Agreement shall be true and correct in all Material respect as of the Closing Date and the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

3.2.	Required Consents.

All consents, approvals or authorizations of, or registrations, filings or declarations with, any Governmental Authority or other Person required in connection with the execution, delivery or performance of this Agreement shall have been obtained or made, with the exception of any filings required under federal or state securities laws, which filings shall be made promptly after the Closing.

3.3.	No Actions or Proceedings.

No suit, action or proceeding shall have been instituted or threatened before any court or other Governmental Authority to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement or the consummation of the transactions contemplated hereby or which, in the Investor’s reasonable judgment, would impose material restrictions or risks upon the Company or the Investor if such transactions are contemplated.

TraQiQ, Inc. 14205 S.E. 36th Street, Suite 100, Bellevue, WA 98006 http://www.TraqIQ.com, info@TraQiQ.com, (425)818-0560

3.4.	Proceedings and Documents.

All legal details and corporate and other proceedings in connection with the transactions contemplated by this Agreement and the Related Agreements shall have been taken, all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to the Investor and its counsel, and the Investor and its counsel shall have received all counterpart originals or certified or other copies of such documents as the Investor or its counsel may reasonably request.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Investor that:

4.1.	Incorporation; Power and Authority.

The Company is duly incorporated, validly existing, and in good standing (to the extent such concept applies) under the laws of California. The Company has all requisite power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Note and each other agreement, certificate or other document to be executed and delivered by the Company in connection with the transactions contemplated hereby (collectively, the “Related Agreements”), to issue and sell the Note and otherwise to perform the provisions hereof and thereof. The Company has delivered to the Investor true and complete copies of its articles of incorporation, by-laws, or other applicable constituent charter documents, all as in full force and effect on the date hereof.

4.2.	Authorization, Etc.

Each of this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Company and constitutes (or in the case of the Related Agreements, at the Closing will constitute) a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability now or hereafter in effect relating to or affecting creditors’ rights and to general equity principles.

4.3.	Compliance with Laws, Other Instruments, Etc.

The execution, delivery and performance by the Company of this Agreement and the Related Agreements will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than by the terms hereof) in respect of any property of the Company under, any of the Company’s charter documents or any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other agreement or instrument to which the Company or any of its properties is bound or subject, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

TraQiQ, Inc. 14205 S.E. 36th Street, Suite 100, Bellevue, WA 98006 http://www.TraqIQ.com, info@TraQiQ.com, (425)818-0560

4.4.	Governmental Authorizations, Etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company of this Agreement or any of the Related Agreements, or the issuance and sale of the Note, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.

4.5.	Financial Statements; Absence of Certain Changes.

The Company has delivered to the Investor copies of its audited financial statements for the year ended December 31, 2020. All of such financial statements (including in each case the related schedules and notes) fairly present in all Material respects the financial position of the Company as of their respective dates and the results of its operations and cash flows for the respective periods covered thereby and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). Except as disclosed or reflected in such financial statements, there are no obligations or liabilities, whether or not accrued, contingent or otherwise, or any facts or circumstances of which the management of the Company is aware, that could result in any obligations or liabilities of the Company that individually or in the aggregate could reasonably be expected to have a Material adverse effect on the financial condition of the Company.

4.6.	Litigation; Observance of Agreements, Statutes and Orders; Permits.

(i) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any property of the Company in any court or before or by any Governmental Authority.

(ii) The Company is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court or Governmental Authority, or in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority.

(iii) The Company owns or possesses all licenses, permits, franchises and other authorizations from Governmental Authorities required by all applicable laws, ordinances, rules and regulations, necessary for the operation of its business.

4.7.	Taxes.

The Company has filed all tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments the nonpayment of which in the aggregate could not reasonably be expected to have a Material adverse effect upon the financial condition of the Company.

TraQiQ, Inc. 14205 S.E. 36th Street, Suite 100, Bellevue, WA 98006 http://www.TraqIQ.com, info@TraQiQ.com, (425)818-0560

4.8.	Title to Property; Leases and Licenses.

The Company has good and sufficient title or rights to use its properties that individually or in the aggregate are Material, including all such properties reflected in its most recent balance sheet delivered to the Investor (except as sold or otherwise disposed of in the ordinary course of business since that date). All leases or licenses that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all Material respects.

4.9.	Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Note or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Investor and other Persons who are “accredited investors” as defined in the Securities Act, each of which has been offered such securities at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Note to the registration requirements of Section 5 of the Securities Act.

4.10.	Disclosures.

The representations, warranties and other information regarding the Company set forth in this Agreement, the Related Agreements and any certificates delivered to the Investor in connection with the transactions contemplated hereby, are true, accurate and complete in all Material respects, fairly describe the business and properties of the Company and do not contain any untrue statement of a Material fact or omit to state any Material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

4.11.	Brokers.

No broker, investment banker or other finder is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company or any of its Affiliates.

5.	REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

5.1.	Purchase for Investment.

The Investor is purchasing the Note and receiving the Commitment Fee Shares for its own account and not with a view to the distribution thereof. The Investor understands that neither the Note nor the Commitment Fee Shares have been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law.

TraQiQ, Inc. 14205 S.E. 36th Street, Suite 100, Bellevue, WA 98006 http://www.TraqIQ.com, info@TraQiQ.com, (425)818-0560

5.2.	Nature of Investor.

The Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act and has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment in the Note and Commitment Fee Shares, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

5.3.	Reliance on Exemptions.

The Investor understands that the securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the securities.

6.	CERTAIN DEFINITIONS.

As used in this Agreement, the following terms have the following respective meanings:

“Affiliate” means, with respect to any Person, (a) any director, manager, officer or partner of such Person; (b) any other Person that beneficially owns, directly or indirectly, fifty percent (50%) or more of any class of voting or equity interests of such Person; (c) any other Person of which such Person beneficially owns, directly or indirectly, equity securities having fifty percent (50%) or more of any class of voting or equity interests of such other Person; and (d) any other Person controlling, controlled by or under common control with such Person where the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or equity securities or otherwise.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means (a) the government of (i) the United States of America or any state or other political subdivision thereof, or (ii) any jurisdiction in which the Company conducts all or part of its business, or which asserts jurisdiction over any properties of the Company, or (b) any entity exercising, executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company.

TraQiQ, Inc. 14205 S.E. 36th Street, Suite 100, Bellevue, WA 98006 http://www.TraqIQ.com, info@TraQiQ.com, (425)818-0560

“Person” means an individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

7.	MISCELLANEOUS.

7.1.	Further Assurances.

Each party hereto respectively will use all reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws, regulations and contracts to consummate and thereafter make effective the transactions contemplated by this Agreement.

7.2.	Payment of Expenses.

Whether or not the transactions contemplated by this Agreement are consummated, each party hereto will pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the transactions contemplated hereby.

7.3.	Survival; Indemnification.

(i) The representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the Closing and the purchase or transfer by the Investor of the Note, and may be relied upon by any subsequent holder of the Note, regardless of any investigation made at any time by or on behalf of the Investor or any such other holder.

(ii) The Company will indemnify and hold harmless the Investor and any subsequent holder of the Note against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Investor or any such holder, in its capacity as such, in any way relating to or arising out of this Agreement or the transactions contemplated hereby; provided, however, that the Company shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that the same result from the Investor’s or such holder’s own negligence or willful misconduct.

7.4.	Entire Agreement, Etc.

This Agreement (including the Exhibits and Schedules hereto and the Related Agreements referred to herein) constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

TraQiQ, Inc. 14205 S.E. 36th Street, Suite 100, Bellevue, WA 98006 http://www.TraqIQ.com, info@TraQiQ.com, (425)818-0560

7.5.	Successor and Assigns.

Investor may not assign this Agreement without the written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including, without limitation, any subsequent holder of the Note).

7.6.	Modification, Amendment or Termination.

No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and executed by Investor and Company.

7.7.	Severability.

If any term or other provision of this Agreement, or any portion thereof, is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement, or remaining portion thereof, shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision, or any portion thereof, is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are consummated to the fullest extent possible.

7.8.	Notices.

All notices provided for or permitted to be given pursuant to this Note shall be deemed given or served (a) on the fifth (5th) business day after depositing the same in the United States mail addressed to the party to be notified, postpaid and certified with return receipt requested, (b) upon delivering such notice in person to such party, (c) (1) business day after delivery to a recognized overnight courier service marked for next day delivery, (d) confirmed receipt of prepaid telegram, telex, telecopy, or facsimile prior to 5:00 p.m. PT as of the date of transmission, or (e) upon confirmed receipt of email as evidenced by reply email (followed by delivery of such notice by mail):

(i)	if to the Investor, to the address set forth below Investor’s Signature to this Agreement; or

(ii)	if to the Company, to the Company at its address set forth on the first page hereof, attention: Ajay Sikka, CEO.

No provision of this Agreement, including this Section, shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including such arising out of or in connection with this Agreement), which service shall be effected as required by applicable law.

TraQiQ, Inc. 14205 S.E. 36th Street, Suite 100, Bellevue, WA 98006 http://www.TraqIQ.com, info@TraQiQ.com, (425)818-0560

7.9.	Governing Law; Venue.

This Agreement shall be governed by and construed in accordance with the law of the State of Washington, without regard to the conflicts of laws principles thereof. The parties irrevocably agree that any claim arising from, in connection with, or related to this Agreement, and/or any Related Agreement, or any of the transaction contemplated hereby or thereby shall be brought before a federal or state court situated in or having jurisdiction over King County, Washington.

7.10.	Counterparts.

(a) This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission or by exchange of emails containing PDF attachments and any such facsimile or PDF signatures hereon shall be deemed to be original signatures for all purposes.

7.11.	Waiver of Jury Trial.

Each party hereto hereby irrevocably waives any right to have a jury participate in resolving any suit, action or proceeding arising from, in connection with, or relating to this Agreement, and/or any Related Agreement, or any of the transactions contemplated hereby or thereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURES APPEAR ON FOLLOWING PAGE]

TraQiQ, Inc. 14205 S.E. 36th Street, Suite 100, Bellevue, WA 98006 http://www.TraqIQ.com, info@TraQiQ.com, (425)818-0560

[SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be duly executed and delivered as of the date first written above.

TRAQIQ, INC.:

By:
Printed:	Ajay Sikka
Title:	CEO

INVESTOR:

By:
Printed:	Greg Rankich

Address:	1401 Chuckanut Crest Drive
Bellingham, WA 98229

TraQiQ, Inc. 14205 S.E. 36th Street, Suite 100, Bellevue, WA 98006 http://www.TraqIQ.com, info@TraQiQ.com, (425)818-0560

Exhibit A

2021 Promissory Note

TraQiQ, Inc. 14205 S.E. 36th Street, Suite 100, Bellevue, WA 98006 http://www.TraqIQ.com, info@TraQiQ.com, (425)818-0560